Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of common stock, $0.0001 par value, of Passage Bio, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Vivo Capital VIII, LLC

March 6, 2020
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Opportunity, LLC

March 6, 2020
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Capital IX, LLC

March 6, 2020
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)